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                                                                     Exhibit 5.1


                           Morgan, Lewis & Bockius LLP
                                Counselors at Law
                              2000 One Logan Square
                      Philadelphia, Pennsylvania 19103-6993
                            Telephone: (215) 963-5000
                               Fax: (215) 963-5299





April 9, 1997

Cephalon, Inc.
145 Brandywine Parkway
West Chester, Pennsylvania 19380

Re:      Cephalon, Inc.
         Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Cephalon, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the public offering of an aggregate of 500,000 shares (the "Shares") of the common stock, par value $.01 per share, of the Company (the "Common Stock").

In this connection, we have reviewed (a) the Registration Statement; (b) the Company's Restated Certificate of Incorporation and Bylaws; (c) the form of Agreement in Regard to Premium Shares, filed as Exhibit 10.3 to the Registration Statement, to be executed by the Company and Swiss Bank Corporation, London Branch and SBC Warburg, Inc. (the "Share Agreement") and; (e) certain records of the Company's corporate proceedings as reflected in its minute books. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Our opinion set forth below is limited to the General Corporation Law of the State of Delaware.

In our opinion, the Shares, when, and to the extent, they are issued as described in the Registration Statement and pursuant to the terms of the Share Agreement, will be legally issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our firm in the Registration Statement. In giving such consent, we do not thereby


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Cephalon, Inc.
April 8, 1997
Page 2

admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission thereunder.

The opinion expressed herein is solely for your benefit and may be relied upon only by you.


Very truly yours,


/s/ MORGAN, LEWIS & BOCKIUS LLP